CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 25th day of October, 2007 (the “Effective Date”) by and between IDCENTRIX INCORPORATED, with its principal offices at 2101 Rosecrans Ave., Suite 4240 - El Segundo, CA 90245 ("IDCENTRIX" or "the Company") and Tate Preston, an individual doing business as eID Security, with offices at P.O. Box 127, Wayzata, MN 55391 ("CONSULTANT").

WHEREAS, the parties mutually desire for IDCENTRIX to engage CONSULTANT to provide professional consulting services to IDCENTRIX; and

WHEREAS, this Agreement contains the terms and conditions under which CONSULTANT agrees to provide his services to IDCENTRIX.

NOW, THEREFORE, the parties agree as follow:

1. Consultancy. CONSULTANT shall serve as a consultant to IDCENTRIX for a period commencing on the Effective Date of this Agreement and concluding on the date set forth in Schedule A hereto, subject to the termination of this Agreement in accordance with Section 7. The period during which CONSULTANT shall serve as a consultant to IDCENTRIX pursuant to this Agreement shall constitute the "Consulting Period".

2. Duties. CONSULTANT shall serve as a consultant to IDCENTRIX in the activities of IDCENTRIX set forth in Schedule A or as otherwise requested by an officer of IDCENTRIX. During the Consulting Period, CONSULTANT agrees to perform all duties to the best of his ability.

3. Other Employment.

3.1 Other Affiliation. CONSULTANT represents that he is not a party to any existing agreement that would prevent him from entering into this Agreement. During the Consulting Period, CONSULTANT shall not perform research, consulting, or development services for any other person, company, or commercial enterprise in the area of IDCENTRIX business or field of interest.

3.2 Conflict of Interest. CONSULTANT warrants that he is not obligated under any other consulting, employment, or other agreement which would affect IDCENTRIX rights or CONSULTANT’s duties under this Agreement other than those referred to in Section 3.1.

4. Compensation and Expenses.

4.1 Compensation. IDCENTRIX agrees to pay CONSULTANT and CONSULTANT agrees to accept for CONSULTANT’s services under this Agreement consulting fees (the "Consulting Fees") as set forth in Schedule A. CONSULTANT shall invoice IDCENTRIX for Consulting Fees on a monthly basis. Payment of Consulting Fees shall be made within 14 days of receipt of invoice.

4.2 Expenses. IDCENTRIX agrees to reimburse CONSULTANT for those reasonable and necessary expenses that are incurred by CONSULTANT in furtherance of the performance of CONSULTANT’s duties under this Agreement. This includes, but is not limited to, all reasonable and necessary travel related expenses. In order to be entitled to reimbursement, CONSULTANT shall first obtain the prior written consent of the IDCENTRIX officer that is managing CONSULTANT’s duties for any expense that will exceed $100.00. CONSULTANT shall comply with IDCENTRIX corporate travel and expense reimbursement policies that will be provided to CONSULTANT upon CONSULTANT’s request. CONSULTANT may invoice IDCENTRIX for reimbursement of expenses, without markup, on the same basis as for Consulting Fees.

5. Confidentiality.

5.1 Protection of Information and Scientific Publications. CONSULTANT shall hold all IDCENTRIX Confidential Information (as defined in Section 15.1 below) in confidence and shall not disclose Confidential Information to any unauthorized person. Except as required in his duties for IDCENTRIX, CONSULTANT will never directly or indirectly use, disseminate, disclose, lecture upon, or publish articles concerning, Confidential Information or remove Confidential Information from IDCENTRIX’ premises.

5.2 Records. CONSULTANT agrees to keep separate and segregated from other work all documents, records, notebooks and correspondence that directly relate to his work under this Agreement.

5.3 IDCENTRIX Property. All notes, contracts, memoranda, reports, drawings, manuals, materials, files, samples, products, data, and any papers or records of every kind (and any copy of any of the foregoing) which are owned or prepared by IDCENTRIX and that come into CONSULTANT's possession at any time during the Consulting Period shall remain the sole and exclusive property of IDCENTRIX, whether or not such items are Confidential Information. This property shall be surrendered to IDCENTRIX upon termination of the Consulting Period or upon request of IDCENTRIX at any time either during or after the termination of the Consulting Period, and no copies, notes, or excerpts thereof shall be retained.

5.4 Information of Others. CONSULTANT will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which IDCENTRIX does business to the same extent as if it were IDCENTRIX Confidential Information. CONSULTANT will not, during his consulting with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person.

5.5 Non-Competition: You agree that you will not, directly or indirectly, except as agreed in writing by the Company, during the Consulting Period and within six (6) months following the expiration thereof, hire or solicit for employment any then current employee of or consultant to the Company (or any affiliated company thereof) or any person who was an employee of or consultant to the Company within six (6) months of the date that you begin to solicit or offer to hire such person

6. Inventions. All Inventions (as defined in Section 15.2 below) made, conceived, or completed by CONSULTANT, individually or in conjunction with others, resulting from work or consulting services performed by CONSULTANT on behalf of IDCENTRIX or from access to IDCENTRIX Confidential Information or property, whether or not patentable, copyrightable, shall be the sole and exclusive property of IDCENTRIX. CONSULTANT hereby assigns to IDCENTRIX or its designee, without further consideration, his entire right, title, and interest in and to all Inventions.

7. Termination. This Agreement may be terminated by either party upon ten (10) days written notice to the other party. This Agreement may be terminated by a non-breaching party, in addition to any other remedy, for a breach of any term of the Agreement effective upon written notice to the breaching party; upon which event all rights of the breaching party shall terminate. In either event, notice shall be given by registered mail, prepaid and properly addressed.

8. Survival of Certain Agreements. The covenants and agreements set forth in paragraphs 5 and 6 shall survive the Consulting Period and remain in full force and effect regardless of such termination.

9. Notice. Any notice shall be in writing and shall be deemed delivered upon service, if served personally, or three days after deposit in the United States Mail, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, and addressed to the other party at the following address, or such address as may be designated in accordance herewith:

To IDCENTRIX:

iDcentrix Incorporated
2101 Rosecrans Ave.
Suite 4240
El Segundo, CA 90245
Attention: Legal Department

To CONSULTANT:

Tate Preston
eID Security
P.O. Box 127
Wayzata, MN 55391

10. Enforcement. If any provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the maximum extent possible.

11. Legal Relationship. CONSULTANT shall be an independent contractor with respect to IDCENTRIX and shall not be an officer, employee or agent of IDCENTRIX. CONSULTANT is not authorized to make regulatory decisions, accounting recommendations or legally bind IDCENTRIX to contracts. CONSULTANT shall be entitled to no benefits or compensation except as set forth in this Agreement and shall in no event be entitled to any fringe benefits payable to employees of IDCENTRIX. During the term hereof CONSULTANT shall not be entitled to any additional compensation or employee benefits that would otherwise accrue to him if he were an employee of the Company, including, but not limited to, compensation or benefits derived from written or oral, medical, sickness, accident, insurance, supplementary income, pension, retirement, profit sharing, bonus or incentive compensation plans or practices. Any payments made to CONSULTANT pursuant to this Agreement are the responsibility of CONSULTANT and CONSULTANT agrees to comply with any laws, rules or regulations applicable to such payments. During the term hereof the Company shall not be responsible for withholding any local, state or federal taxes.

12. Amendment. This Agreement may be modified or amended only by mutual written consent of the parties.

13. Governing Law. This Agreement shall be governed by the laws of the State of California.

14. Entire Agreement. This instrument contains the entire agreement of the parties, and supersedes all prior negotiations, correspondence, understandings and agreements of the parties.

15. Definitions. For the purposes of this Agreement:

15.1 "Confidential Information" shall mean the information disclosed to CONSULTANT as a consequence of or through performance of services for IDCENTRIX, its subsidiaries or affiliates, whether or not related to his specific work at IDCENTRIX. Confidential Information includes, but is not limited to, all information related to any aspect of IDCENTRIX’ business which is either information not known by actual or potential competitors of IDCENTRIX or is proprietary information of IDCENTRIX, whether of a technical nature or otherwise. Confidential Information includes Inventions (as defined in Section 15.2), know-how, data, financial information and forecasts, product plans, marketing plans and strategies, and customer lists. Information shall be considered to be Confidential Information if not known by the trade generally, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements or agreements entered into by IDCENTRIX or any of its affiliates. For the purposes of this Agreement, information shall not be considered confidential to the extent that such information is or becomes, through no fault of CONSULTANT, part of the public domain, or such information is lawfully furnished to CONSULTANT by a third party without restriction or disclosure.

15.2 "Inventions" shall mean any and all inventions, concepts, ideas, designs, trade secrets, works of authorship, developmental or experimental work, processes, techniques, and improvements.

16. Indemnification. IDCENTRIX shall defend, indemnify and hold harmless CONSULTANT from and against any liability, damages, fees, expenses and costs resulting from third party claims, demands and lawsuits (each a “Claim”) that become payable or are paid by CONSULTANT to third parties to the extent resulting from CONSULTANT’s performance of the Services on behalf of IDCENTRIX in furtherance of this Agreement. CONSULTANT shall promptly notify IDCENTRIX of any Claim and shall not settle any Claim without IDCENTRIX’ advance written consent. CONSULTANT shall have the right at his own expense to participate in the defense of any Claim with counsel of his choice, however, IDCENTRIX shall maintain control over the defense of any and all Claims. The foregoing obligations of IDCENTRIX do not apply with respect to any Claim that arises out of any activities of CONSULTANT outside the scope of the Services and this Agreement or otherwise arise out of CONSULTANT’s own negligent or other unlawful acts and omissions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CONSULTANT:	IDCENTRIX INCORPORATED

Tate Preston,	By
doing business at eID Security	Name:
Title:

SCHEDULE A

1. Term of Consulting Period:

October 29, 2007 to January 31, 2008, unless terminated as provided in the Agreement or changed in writing by both parties.

2. Duties of CONSULTANT:

Work with iDcentrix CEO to develop Sales and Marketing plans for the Company, and begin promoting and selling iDcentrix products. Within the first two weeks agree with iDcentrix CEO on a work plan and travel schedule. Work plan to include:

Review, improve and finalize current 3 yr sales & marketing plan by developing a top-down competitive & market assessment, by geography/country and by application (government issued vs. commercial)

• Develop list of key prospect customers and preliminary travel agenda

• Develop list of technology partnerships allowing iDcentrix to offer a complete & card issuance solution

• Develop preliminary travel schedule to prospect customers/partners

• Review/build pricing/lifecycle cost models – value proposition

• Set up adversarial product (card) testing – (subcontract)

3. Number of hours of consulting during the Consulting Period:

Full-time work (40 hours minimum per week) for three months.

4. Consulting fees:

$4000 per week ($800 per day) payable upon monthly invoice IDCENTRIX shall reimburse CONSULTANT for all reasonable out-of-pocket expenses related to this Statement of Work, incurred by CONSULTANT, with the understanding that CONSULTANT will follow travel and expense guidelines.